UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2012

XYLEM INC.

(Exact name of registrant as specified in its charter)

Indiana	001-35229	45-2080495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Westchester Avenue, Suite N200

White Plains, New York 10604

(Address of principal executive offices, including zip code)

(914) 323-5700

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

The information included in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 14, 2012, Xylem Inc. (the “Company”), as guarantor, entered into a Risk Sharing Finance Facility Agreement (the “R&D Facility Agreement”), in an aggregate principal amount of up to €120,000,000, with The European Investment Bank (EIB). The R&D Facility is pursuant to an initiative between EIB and the European Commission to finance research projects and research infrastructures in the European Union. The Company’s wholly-owned subsidiary in Luxembourg, Xylem Holdings S.a.r.l., is the borrower under the R&D Facility Agreement. The funds are made available to finance research and development projects during the period of 2013-2016 at the Company’s R&D facilities in Sweden, Germany, Italy, the United Kingdom, Austria, Norway and Hungary.

Under the R&D Facility Agreement, the borrower can, starting no later than 18 months from the date of the R&D Facility Agreement, draw loans with a maturity of no longer than 12 years.

The R&D Facility Agreement provides for Fixed Rate loans and Floating Rate loans. The interest rate per annum applicable to Fixed Rate loans will be at a fixed percentage rate per annum specified by EIB which includes the applicable margin. The interest rate per annum applicable to Floating Rate loans will be at the rate determined by reference to EURIBOR for loans drawn in Euros and LIBOR for loans drawn in Sterling or US Dollars plus an applicable spread specified by EIB which includes the applicable margin. The applicable margin for both Fixed Rate loans and Floating Rate loans shall be determined by reference to the credit rating of the Company.

In accordance with the terms of the R&D Facility Agreement, the Company may not exceed a maximum leverage ratio of 3.50 (based on a ratio of consolidated total indebtedness of the group to consolidated earnings before interest, taxes, depreciation and amortization) throughout the term. The R&D Facility Agreement also contains limitations on, among other things, incurring debt, granting liens, and entering sale and leaseback transactions. In addition, the R&D Facility Agreement contains other terms and conditions such as customary representations and warranties, additional covenants and customary events of default. As of the date hereof, no funds have been drawn under the R&D Facility Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYLEM INC.

Date: December 17, 2012	By:	/s/ Michael T. Speetzen
Michael T. Speetzen
Senior Vice President and Chief Financial Officer (Authorized Officer of Registrant)